Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Third Quarter 2013 Financial Results

ORLANDO, Fla. – October 10, 2013 –Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported third quarter 2013 financial results and provided updated guidance for the full year 2013. In addition, the company announced that its Board of Directors has authorized a share repurchase program under which the company may repurchase up to 3,500,000 shares of its outstanding common stock.

Third Quarter 2013 highlights include:

•

Adjusted EBITDA (earnings before interest expense (excluding consumer financing interest expense), income taxes, depreciation and amortization, as adjusted for organizational and separation related costs in connection with the company’s spin-off from Marriott International, Inc. (the “Spin-Off”) and other activity) totaled $50 million, a $17 million increase from the third quarter of 2012.

•	Company and North America adjusted development margin was 20.3 percent and 22.2 percent, respectively.

•	North America volume per guest (VPG) increased 6.6 percent year-over-year to $3,252.

•	Adjusted fully diluted earnings per share (EPS) in the third quarter were $0.72 compared to $0.23 in the third quarter of 2012.

•	The company completed a securitization of $263 million of vacation ownership notes receivable at a blended borrowing rate of 2.21 percent.

•	The company disposed of $7 million of excess built residential inventory in its North America segment.

Third quarter 2013 net income totaled $25 million, or $0.67 per diluted share, compared to net income of $5 million, or $0.12 per diluted share, in the third quarter of 2012. Company development margin increased to 21.1 percent in the third quarter of 2013 from 15.6 percent in the third quarter of 2012; North America development margin for the third quarter increased to 22.7 percent from 19.2 percent year over year.

Third quarter 2013 adjusted net income totaled $27 million, a $19 million increase from $8 million of adjusted net income in the third quarter of 2012. Third quarter 2013 adjusted net income reflects a $3 million increase in pre-tax income that resulted from the exclusion of $4 million of organizational and separation related costs, partially offset by the exclusion of $1 million of pre-tax income related to the impact of extended rescission periods in the company’s Europe segment. Third quarter 2012 adjusted net income reflects a $5 million increase to pre-tax income that resulted from the exclusion of $3 million of organizational and separation related costs and the inclusion of $2 million of pre-tax income related to the impact of extended rescission periods in the company’s Europe segment. In addition, adjusted development margin for both periods is adjusted, as appropriate, for the impact of revenue reportability.

Marriott Vacations Worldwide Reports Third Quarter 2013 Financial Results / 2

Non-GAAP financial measures, such as adjusted EBITDA, adjusted net income and adjusted development margin, are reconciled in the Press Release Schedules that follow. Adjustments are shown and described in further detail on schedules A-1 through A-20. The company now reports consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as used in this release is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted, reported in prior releases.

“Our third quarter results demonstrate strong execution across our business. Adjusted EBITDA increased over 50 percent year over year, driven by VPG growth and solid development margin performance, as well as stronger results from our rental and resort management businesses,” said Stephen P. Weisz, president and chief executive officer. “Based on our year-to-date performance and our outlook for the fourth quarter, we are increasing our full year adjusted development margin, free cash flow and EBITDA guidance.”

Weisz concluded, “Given our confidence in our long-term growth outlook and cash flow generation potential, our Board of Directors approved a share repurchase program reflecting our commitment to return cash to shareholders and increase overall shareholder returns.”

Third Quarter 2013 Results

Total company contract sales were $168 million, a $3 million decrease from $171 million in the third quarter of 2012, driven mainly by $10 million of higher contract sales in the company’s North America segment, offset by $13 million of lower contract sales in the company’s Europe and Asia Pacific segments.

For the third quarter ended September 6, 2013, total revenues from the sale of vacation ownership products were $162 million, an increase of $19 million over the prior year period.

Reported development margin was $34 million, a $12 million increase from the third quarter of 2012. Adjusted development margin was $32 million, a $1 million decrease from the third quarter of 2012. Reported development margin increased 5.5 percentage points to 21.1 percent in the third quarter of 2013 from 15.6 percent in the third quarter of 2012. Adjusted development margin percentage decreased 0.6 percentage points to 20.3 percent in the third quarter of 2013 from 20.9 percent in the third quarter of 2012. The adjustments are illustrated on schedule A-10.

Rental revenues totaled $65 million, an $8 million, or 17 percent, increase from the third quarter of 2012. These results reflect an 11 percent increase in transient keys rented as well as a 10 percent increase in average transient rate driven by stronger consumer demand and a favorable mix of available rental inventory. Rental revenues, net of expenses, were $8 million, $9 million higher than the third quarter of 2012.

Resort management and other services revenues totaled $62 million, a $2 million increase from the third quarter of 2012. Resort management and other services revenues, net of expenses were $17 million, a $4 million increase over the third quarter of 2012. Results reflected higher annual fees in connection with the company’s Marriott Vacation Club Destinations program and improvements in ancillary operations driven by the disposition of a golf course and related assets at one of the company’s Ritz-Carlton branded resorts late in 2012.

Marriott Vacations Worldwide Reports Third Quarter 2013 Financial Results / 3

Adjusted EBITDA was $50 million in the third quarter of 2013, a $17 million increase from $33 million in the third quarter of 2012.

Segment Results

Effective December 29, 2012, the company combined the reporting of the financial results of its former Luxury segment with its North America segment based upon its decision to scale back separate development activity and to aggregate future marketing and sales of inventory in the upscale and luxury tiers. Existing service standards and on-site management remain unaffected by these reporting changes. Prior year amounts have been recast for consistency with current year’s presentation.

North America

VPG increased 6.6 percent to $3,252 in the third quarter of 2013 from $3,051 in the third quarter of 2012, driven by higher pricing and improved closing efficiency. Total North America contract sales were $152 million in the third quarter of 2013, an increase of $10 million over the prior year period. Contract sales in the quarter included $7 million related to the disposition of excess built residential inventory primarily at a project in Florida.

Third quarter 2013 North America segment financial results increased 32 percent, or $21 million, to $87 million. The increase was primarily driven by $10 million of higher rental revenues net of expenses, $9 million of higher development margin and approximately $4 million of higher resort management and other services revenues net of expenses. These increases were partially offset by $3 million of lower financing revenues.

Revenues from the sale of vacation ownership products increased $23 million to $145 million in the third quarter, resulting from $15 million of higher year-over-year revenue reportability and $10 million of higher contract sales. Development margin was $33 million, a $9 million increase from the third quarter of 2012. This was driven by the impact of higher revenue reportability and lower marketing and sales expenses, offset partially by higher cost of vacation ownership products in the current quarter from the impact of the residential sales, as well as lower cost of vacation ownership products in the prior year quarter from favorable product cost true-up activity.

Excluding the impact of revenue reportability, adjusted development margin was $32 million, a $1 million increase from the prior year quarter. Adjusted development margin percentage decreased to 22.2 percent in the third quarter of 2013 from 22.8 percent in the third quarter of 2012. Reported development margin percentage increased to 22.7 percent in the third quarter of 2013 as compared to 19.2 percent in the prior year quarter. The impact of revenue reportability is illustrated on schedule A-12.

Marriott Vacations Worldwide Reports Third Quarter 2013 Financial Results / 4

Asia Pacific

Asia Pacific contract sales declined $8 million to $7 million in the third quarter of 2013 and total revenues declined $7 million to $13 million, reflecting the impact of the closure of two under-performing off-site sales centers in the fourth quarter of 2012. Segment financial results were break-even, $1 million lower than the third quarter of 2012.

Europe

Third quarter 2013 contract sales declined $5 million to $9 million as the Europe segment continued to sell through its remaining inventory. Europe adjusted segment financial results were $6 million, in line with the third quarter of 2012. Reported segment financial results were $7 million, up $3 million from the third quarter of 2012.

Organizational and Separation Plan

During the third quarter of 2013, the company incurred $6 million of costs in connection with its continued organizational and separation related efforts, of which approximately $2 million was capitalized during the quarter. Total future spending for these efforts is expected to be approximately $10 million to $15 million, with costs being incurred through 2014.

These costs primarily relate to establishing the company’s own information technology systems and services, independent accounts payable functions and reorganization of existing human resources and information technology organizations to support the company’s standalone public company needs. Once completed, these efforts are expected to generate approximately $15 million to $20 million of annualized savings, of which approximately $8 million has been realized to date, including $3 million reflected in the company’s year-to-date 2013 financial results.

Share Repurchase Program

On October 8, 2013, the company’s Board of Directors authorized a share repurchase program under which the company may purchase up to 3,500,000 shares of its common stock prior to March 28, 2015. The specific timing, amount and other terms of the repurchases will depend on market conditions, corporate and regulatory requirements and other factors. In connection with the repurchase program, the company may adopt one or more plans pursuant to the provisions of Rule 10b5-1 under the Securities and Exchange Act of 1934.

Balance Sheet and Liquidity

On September 6, 2013, cash and cash equivalents totaled $288 million. Since the end of 2012, real estate inventory balances declined $28 million to $853 million, including $390 million of finished goods, $193 million of work-in-process and $270 million of land and infrastructure. The company had $751 million in debt outstanding at the end of the third quarter of 2013, an increase of $73 million from year-end 2012, including $747 million in non-recourse securitized notes. In addition, $40 million of mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of the third quarter of 2013.

Marriott Vacations Worldwide Reports Third Quarter 2013 Financial Results / 5

In August the company completed a securitization of $263 million of vacation ownership loans at a weighted average interest rate of 2.21 percent and an advance rate of 95 percent. This transaction generated approximately $250 million of gross cash proceeds. Net cash proceeds to the company after transaction costs, cash reserves and repayment of amounts outstanding under the company’s warehouse credit facility were $148 million, which are available for general corporate purposes.

As of September 6, 2013, the company had $196 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and had $17 million of vacation ownership notes receivable eligible for securitization.

Outlook

For the full year 2013, the company is updating its guidance as reflected in the chart below. The earnings per share and cash flow guidance do not reflect the impact of any stock repurchases that may be made under the company’s share repurchase program.

	Current Guidance	Previous Guidance
Adjusted EBITDA	$165 million to $175 million	$155 million to $165 million
Adjusted net income	$81 million to $87 million	$72 million to $78 million
Adjusted fully diluted earnings per share	$2.21 to $2.37	$1.94 to $2.10
Adjusted company development margin	18.0 percent to 19.0 percent	17.0 percent to 18.0 percent
Adjusted free cash flow, as adjusted	$170 million to $185 million	$120 million to $135 million
Company contract sales growth	(1) percent to 3 percent	0 percent to 5 percent
North America contract sales growth	4 percent to 8 percent	5 percent to 10 percent

Schedules A-1 through A-20 reconcile the non-GAAP financial measures set forth above to the company’s expected full year 2013 reported net income of $80 million to $86 million and reported development margin of 19.0 percent to 20.0 percent.

Third Quarter 2013 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EDT today to discuss these results. Participants may access the call by dialing (800) 762-8779 or (480) 629-9645 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (800) 406-7325 or (303) 590-3030 for international callers. The replay passcode is 4641471. The webcast will also be available on the company’s website.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company. In late 2011, Marriott Vacations Worldwide was established as an independent, public company focusing primarily on vacation ownership experiences. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and

Marriott Vacations Worldwide Reports Third Quarter 2013 Financial Results / 6

associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and more than 420,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about earnings trends, organizational and separation related efforts, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this presentation. These statements are made as of October 10, 2013 and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Press Release Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

PRESS RELEASE SCHEDULES

QUARTER 3, 2013

TABLE OF CONTENTS

Consolidated Statements of Operations - 12 Weeks Ended September 6, 2013 and September 7, 2012	A-1
Consolidated Statements of Operations - 36 Weeks Ended September 6, 2013 and September 7, 2012	A-2
North America Segment Financial Results - 12 Weeks Ended September 6, 2013 and September 7, 2012	A-3
North America Segment Financial Results - 36 Weeks Ended September 6, 2013 and September 7, 2012	A-4
Asia Pacific Segment Financial Results - 12 Weeks Ended September 6, 2013 and September 7, 2012	A-5
Asia Pacific Segment Financial Results - 36 Weeks Ended September 6, 2013 and September 7, 2012	A-6
Europe Segment Financial Results - 12 Weeks Ended September 6, 2013 and September 7, 2012	A-7
Europe Segment Financial Results - 36 Weeks Ended September 6, 2013 and September 7, 2012	A-8
Corporate and Other Financial Results - 12 Weeks and 36 Weeks Ended September 6, 2013 and September 7, 2012	A-9

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended September 6, 2013 and September 7, 2012

A-10

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 36 Weeks Ended September 6, 2013 and September 7, 2012

A-11

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended September 6, 2013 and September 7, 2012

A-12

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 36 Weeks Ended September 6, 2013 and September 7, 2012

A-13
EBITDA and Adjusted EBITDA - 12 Weeks and 36 Weeks Ended September 6, 2013 and September 7, 2012	A-14
Adjusted Net Income and Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Development Margin - 2013 Outlook	A-15
2013 Adjusted Free Cash Flow Outlook	A-16
2013 Normalized Adjusted Free Cash Flow Outlook	A-17
Non-GAAP Financial Measures	A-18
Interim Consolidated Balance Sheets	A-21
Interim Consolidated Statements of Cash Flows	A-22

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

12 Weeks Ended September 6, 2013 and September 7, 2012

(In millions, except per share amounts)

	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended September 6, 2013 **	As Reported 12 Weeks Ended September 7, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended September 7, 2012 **
Revenues
Sale of vacation ownership products	$162	$—	$(2)	$160	$143	$—	$3	$146
Resort management and other services	62	—	—	62	60	—	—	60
Financing	32	—	—	32	35	—	—	35
Rental	65	—	—	65	57	—	—	57
Other	7	—	—	7	7	—	—	7
Cost reimbursements	84	—	—	84	81	—	—	81

Total revenues	412	—	(2)	410	383	—	3	386

Expenses
Cost of vacation ownership products	56	—	(1)	55	42	—	—	42
Marketing and sales	72	—	—	72	79	—	1	80
Resort management and other services	45	—	—	45	47	—	—	47
Financing	5	—	—	5	5	—	—	5
Rental	57	—	—	57	58	—	—	58
Other	4	—	—	4	3	—	—	3
General and administrative	23	—	—	23	20	—	—	20
Organizational and separation related	4	(4)	—	—	3	(3)	—	—
Consumer financing interest	7	—	—	7	10	—	—	10
Royalty fee	13	—	—	13	14	—	—	14
Cost reimbursements	84	—	—	84	81	—	—	81

Total expenses	370	(4)	(1)	365	362	(3)	1	360

Interest expense	2	—	—	2	5	—	—	5
Impairment reversals on equity investment	—	—	—	—	—	—	—	—

Income before income taxes	40	4	(1)	43	16	3	2	21
Provision for income taxes	(15)	(1)	—	(16)	(11)	(1)	(1)	(13)

Net income	$25	$3	$(1)	$27	$5	$2	$1	$8

Earnings per share - Basic	$0.70			$0.74	$0.13			$0.24

Earnings per share - Diluted	$0.67			$0.72	$0.12			$0.23

Basic Shares	35.5			35.5	34.4			34.4
Diluted Shares	36.7			36.7	36.2			36.2

	As Reported 12 Weeks Ended September 6, 2013				As Reported 12 Weeks Ended September 7, 2012
Contract Sales
Vacation ownership	$161				$171
Residential products	7				—

Total contract sales	$168				$171

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE:	We have restated 2012 Sale of vacation ownership products and Cost reimbursements revenues, Cost of vacation ownership products, Marketing and sales and Cost reimbursements expenses, Income before income taxes, Provision for income taxes, Net income, Earnings per share - Basic, and Earnings per share - Diluted to correct prior period misstatements. Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

36 Weeks Ended September 6, 2013 and September 7, 2012

(In millions, except per share amounts)

	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 36 Weeks Ended September 6, 2013 **	As Reported 36 Weeks Ended September 7, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 36 Weeks Ended September 7, 2012 **
Revenues
Sale of vacation ownership products	$472	$—	$(20)	$452	$416	$—	$9	$425
Resort management and other services	179	—	—	179	176	—	—	176
Financing	97	—	—	97	106	—	—	106
Rental	193	—	—	193	167	—	—	167
Other	22	—	—	22	21	—	—	21
Cost reimbursements	260	—	—	260	254	—	—	254

Total revenues	1,223	—	(20)	1,203	1,140	—	9	1,149

Expenses
Cost of vacation ownership products	157	—	(7)	150	139	—	2	141
Marketing and sales	220	(2)	(2)	216	231	(1)	1	231
Resort management and other services	132	—	—	132	140	—	—	140
Financing	16	—	—	16	18	—	—	18
Rental	169	—	—	169	158	—	—	158
Other	11	—	—	11	8	—	—	8
General and administrative	66	—	—	66	59	—	—	59
Organizational and separation related	7	(7)	—	—	9	(9)	—	—
Litigation settlement	(1)	1	—	—	2	(2)	—	—
Consumer financing interest	22	—	—	22	30	—	—	30
Royalty fee	41	—	—	41	41	—	—	41
Impairment	1	(1)	—	—	—	—	—	—
Cost reimbursements	260	—	—	260	254	—	—	254

Total expenses	1,101	(9)	(9)	1,083	1,089	(12)	3	1,080

Gains and other income	1	—	—	1	—	—	—	—
Interest expense	9	—	—	9	12	—	—	12
Impairment reversals on equity investment	—	—	—	—	2	(2)	—	—

Income before income taxes	114	9	(11)	112	41	10	6	57
Provision for income taxes	(40)	(2)	3	(39)	(23)	(4)	(1)	(28)

Net income	$74	$7	$(8)	$73	$18	$6	$5	$29

Earnings per share - Basic	$2.10			$2.06	$0.52			$0.87

Earnings per share - Diluted	$2.03			$1.99	$0.50			$0.82

Basic Shares	35.4			35.4	34.2			34.2
Diluted Shares	36.6			36.6	36.0			36.0

	As Reported 36 Weeks Ended September 6, 2013				As Reported 36 Weeks Ended September 7, 2012
Contract Sales
Vacation ownership	$473				$493
Residential products	8				—

Total contract sales	$481				$493

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE:	We have restated 2012 Sale of vacation ownership products and Cost reimbursements revenues, Cost of vacation ownership products, Marketing and sales and Cost reimbursements expenses, Income before income taxes, Provision for income taxes, Net income, Earnings per share - Basic, and Earnings per share - Diluted to correct prior period misstatements. Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks Ended September 6, 2013 and September 7, 2012

($ in millions)

	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 12 Weeks Ended September 6, 2013 **	As Reported 12 Weeks Ended September 7, 2012	Certain Charges	As Adjusted 12 Weeks Ended September 7, 2012 **
Revenues
Sale of vacation ownership products	$145	$—	$145	$122	$—	$122
Resort management and other services	53	—	53	51	—	51
Financing	30	—	30	33	—	33
Rental	56	—	56	47	—	47
Other	6	—	6	6	—	6
Cost reimbursements	75	—	75	73	—	73

Total revenues	365	—	365	332	—	332

Expenses
Cost of vacation ownership products	51	—	51	36	—	36
Marketing and sales	61	—	61	62	—	62
Resort management and other services	37	—	37	39	—	39
Rental	49	—	49	50	—	50
Other	3	—	3	2	—	2
Organizational and separation related	—	—	—	1	(1)	—
Royalty fee	2	—	2	3	—	3
Cost reimbursements	75	—	75	73	—	73

Total expenses	278	—	278	266	(1)	265

Segment financial results	$87	$—	$87	$66	$1	$67

	As Reported 12 Weeks Ended September 6, 2013			As Reported 12 Weeks Ended September 7, 2012
Contract Sales
Vacation ownership	$145			$142
Residential products	7			—

Total contract sales	$152			$142

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements revenues and expenses to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

36 Weeks Ended September 6, 2013 and September 7, 2012

($ in millions)

	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 36 Weeks Ended September 6, 2013 **	As Reported 36 Weeks Ended September 7, 2012	Certain Charges	As Adjusted 36 Weeks Ended September 7, 2012 **
Revenues
Sale of vacation ownership products	$407	$—	$407	$359	$—	$359
Resort management and other services	155	—	155	153	—	153
Financing	91	—	91	100	—	100
Rental	172	—	172	147	—	147
Other	21	—	21	20	—	20
Cost reimbursements	231	—	231	228	—	228

Total revenues	1,077	—	1,077	1,007	—	1,007

Expenses
Cost of vacation ownership products	137	—	137	121	—	121
Marketing and sales	187	—	187	183	(1)	182
Resort management and other services	111	—	111	120	—	120
Rental	148	—	148	138	—	138
Other	10	—	10	7	—	7
Organizational and separation related	—	—	—	1	(1)	—
Litigation settlement	(1)	1	—	2	(2)	—
Royalty fee	6	—	6	6	—	6
Cost reimbursements	231	—	231	228	—	228

Total expenses	829	1	830	806	(4)	802

Gains and other income	1	—	1	—	—	—
Impairment reversals on equity investment	—	—	—	2	(2)	—

Segment financial results	$249	$(1)	$248	$203	$2	$205

	As Reported 36 Weeks Ended September 6, 2013			As Reported 36 Weeks Ended September 7, 2012
Contract Sales
Vacation ownership	$429			$419
Residential products	8			—

Total contract sales	$437			$419

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements revenues and expenses to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks Ended September 6, 2013 and September 7, 2012

($ in millions)

	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 12 Weeks Ended September 6, 2013 **	As Reported 12 Weeks Ended September 7, 2012	Certain Charges	As Adjusted 12 Weeks Ended September 7, 2012 **
Revenues
Sale of vacation ownership products	$7	$—	$7	$14	$—	$14
Resort management and other services	1	—	1	1	—	1
Financing	1	—	1	1	—	1
Rental	1	—	1	2	—	2
Cost reimbursements	3	—	3	2	—	2

Total revenues	13	—	13	20	—	20

Expenses
Cost of vacation ownership products	1	—	1	3	—	3
Marketing and sales	5	—	5	10	—	10
Resort management and other services	1	—	1	1	—	1
Rental	3	—	3	3	—	3
Cost reimbursements	3	—	3	2	—	2

Total expenses	13	—	13	19	—	19

Segment financial results	$—	$—	$—	$1	$—	$1

	As Reported 12 Weeks Ended September 6, 2013			As Reported 12 Weeks Ended September 7, 2012
Contract Sales	$7			$15

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements revenues and expenses to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

36 Weeks Ended September 6, 2013 and September 7, 2012

($ in millions)

	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 36 Weeks Ended September 6, 2013 **	As Reported 36 Weeks Ended September 7, 2012	Certain Charges	As Adjusted 36 Weeks Ended September 7, 2012 **
Revenues
Sale of vacation ownership products	$23	$—	$23	$40	$—	$40
Resort management and other services	3	—	3	3	—	3
Financing	3	—	3	3	—	3
Rental	5	—	5	5	—	5
Cost reimbursements	10	—	10	8	—	8

Total revenues	44	—	44	59	—	59

Expenses
Cost of vacation ownership products	4	—	4	9	—	9
Marketing and sales	14	—	14	28	—	28
Resort management and other services	2	—	2	2	—	2
Rental	8	—	8	7	—	7
Royalty fee	1	—	1	1	—	1
Cost reimbursements	10	—	10	8	—	8

Total expenses	39	—	39	55	—	55

Segment financial results	$5	$—	$5	$4	$—	$4

	As Reported 36 Weeks Ended September 6, 2013			As Reported 36 Weeks Ended September 7, 2012
Contract Sales	$24			$43

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements revenues and expenses to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks Ended September 6, 2013 and September 7, 2012

($ in millions)

	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended September 6, 2013 **	As Reported 12 Weeks Ended September 7, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended September 7, 2012 **
Revenues
Sale of vacation ownership products	$10	$—	$(2)	$8	$7	$—	$3	$10
Resort management and other services	8	—	—	8	8	—	—	8
Financing	1	—	—	1	1	—	—	1
Rental	8	—	—	8	8	—	—	8
Other	1	—	—	1	1	—	—	1
Cost reimbursements	6	—	—	6	6	—	—	6

Total revenues	34	—	(2)	32	31	—	3	34

Expenses
Cost of vacation ownership products	2	—	(1)	1	1	—	—	1
Marketing and sales	6	—	—	6	7	—	1	8
Resort management and other services	7	—	—	7	7	—	—	7
Rental	5	—	—	5	5	—	—	5
Other	1	—	—	1	1	—	—	1
Cost reimbursements	6	—	—	6	6	—	—	6

Total expenses	27	—	(1)	26	27	—	1	28

Segment financial results	$7	$—	$(1)	$6	$4	$—	$2	$6

	As Reported 12 Weeks Ended September 6, 2013				As Reported 12 Weeks Ended September 7, 2012
Contract Sales	$9				$14

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Sale of vacation ownership products and Cost reimbursements revenues, Cost of vacation ownership products, Marketing and sales and Cost reimbursements expenses, and Segment financial results to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

36 Weeks Ended September 6, 2013 and September 7, 2012

($ in millions)

	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 36 Weeks Ended September 6, 2013 **	As Reported 36 Weeks Ended September 7, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 36 Weeks Ended September 7, 2012 **
Revenues
Sale of vacation ownership products	$42	$—	$(20)	$22	$17	$—	$9	$26
Resort management and other services	21	—	—	21	20	—	—	20
Financing	3	—	—	3	3	—	—	3
Rental	16	—	—	16	15	—	—	15
Other	1	—	—	1	1	—	—	1
Cost reimbursements	19	—	—	19	18	—	—	18

Total revenues	102	—	(20)	82	74	—	9	83

Expenses
Cost of vacation ownership products	11	—	(7)	$4	4	—	2	$6
Marketing and sales	19	(2)	(2)	15	20	—	1	21
Resort management and other services	19	—	—	19	18	—	—	18
Rental	13	—	—	13	13	—	—	13
Other	1	—	—	1	1	—	—	1
Impairment	1	(1)	—	—	—	—	—	—
Cost reimbursements	19	—	—	19	18	—	—	18

Total expenses	83	(3)	(9)	71	74	—	3	77

Segment financial results	$19	$3	$(11)	$11	$—	$—	$6	$6

	As Reported 36 Weeks Ended September 6, 2013				As Reported 36 Weeks Ended September 7, 2012
Contract Sales	$20				$31

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Sale of vacation ownership products and Cost reimbursements revenues, Cost of vacation ownership products, Marketing and sales and Cost reimbursements expenses, and Segment financial results to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks and 36 Weeks Ended September 6, 2013 and September 7, 2012

($ in millions)

	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 12 Weeks Ended September 6, 2013 **	As Reported 12 Weeks Ended September 7, 2012	Certain Charges	As Adjusted 12 Weeks Ended September 7, 2012 **
Expenses
Cost of vacation ownership products	$2	$—	$2	$2	$—	$2
Financing	5	—	5	5	—	5
General and administrative	23	—	23	20	—	20
Organizational and separation related	4	(4)	—	2	(2)	—
Consumer financing interest	7		7	10	—	10
Royalty fee	11	—	11	11	—	11
Interest	2	—	2	5	—	5

Total expenses	54	(4)	50	55	(2)	53

Financial results	$(54)	$4	$(50)	$(55)	$2	$(53)

	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	As Adjusted 36 Weeks Ended September 6, 2013 **	As Reported 36 Weeks Ended September 7, 2012	Certain Charges	As Adjusted 36 Weeks Ended September 7, 2012 **
Expenses
Cost of vacation ownership products	$5	$—	$5	$5	$—	$5
Financing	16	—	16	18	—	18
General and administrative	66	—	66	59	—	59
Organizational and separation related	7	(7)	—	8	(8)	—
Consumer financing interest	22	—	22	30	—	30
Royalty fee	34	—	34	34	—	34
Interest	9	—	9	12	—	12

Total expenses	159	(7)	152	166	(8)	158

Financial results	$(159)	$7	$(152)	$(166)	$8	$(158)

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Corporate and Other captures information not specifically attributable to any individual segment including expenses in support of our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, interest expense and the fixed royalty fee payable under the license agreements with Marriott International, Inc. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	September 6, 2013	September 7, 2012
Contract sales	$168	$171

Revenue recognition adjustments:
Reportability [1]	3	(16)
Europe rescission adjustment[2]	2	(3)
Sales Reserve[3]	(8)	(6)
Other[4]	(3)	(3)

Sale of vacation ownership products	$162	$143

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 6, 2013 **	As Reported 12 Weeks Ended September 7, 2012	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 7, 2012 **
Sale of vacation ownership products	$162	$—	$(2)	(3)	$157	$143	$—	$3	$16	$162
Less:
Cost of vacation ownership products	56	—	(1)	(1)	54	42	—	—	6	48
Marketing and sales	72	—	—	(1)	71	79	—	1	1	81

Development margin	$34	$—	$(1)	$(1)	$32	$22	$—	$2	$9	$33

Development margin percentage[1]	21.1%				20.3%	15.6%				20.9%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We have restated 2012 Sale of vacation ownership products, Cost of vacation ownership products, Marketing and sales, and Development margin to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	36 Weeks Ended
	September 6, 2013	September 7, 2012
Contract sales	$481	$493

Revenue recognition adjustments:
Reportability [1]	8	(30)
Europe rescission adjustment[2]	20	(9)
Sales Reserve[3]	(26)	(29)
Other[4]	(11)	(9)

Sale of vacation ownership products	$472	$416

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 6, 2013 **	As Reported 36 Weeks Ended September 7, 2012	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 7, 2012 **
Sale of vacation ownership products	$472	$—	$(20)	(8)	$444	$416	$—	$9	$30	$455
Less:
Cost of vacation ownership products	157	—	(7)	(3)	147	139	—	2	11	152
Marketing and sales	220	(2)	(2)	(1)	215	231	(1)	1	2	233

Development margin	$95	$2	$(11)	$(4)	$82	$46	$1	$6	$17	$70

Development margin percentage[1]	20.3%				18.4%	11.2%				15.4%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We have restated 2012 Sale of vacation ownership products, Cost of vacation ownership products, Marketing and sales, and Development margin to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	September 6, 2013	September 7, 2012
Contract sales	$152	$142

Revenue recognition adjustments:
Reportability [1]	2	(13)
Sales Reserve [2]	(6)	(4)
Other [3]	(3)	(3)

Sale of vacation ownership products	$145	$122

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 6, 2013 **	As Reported 12 Weeks Ended September 7, 2012	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 7, 2012 **
Sale of vacation ownership products	$145	$—	$(2)	$143	$122	$—	$13	$135
Less:
Cost of vacation ownership products	51	—	(1)	50	36	—	6	42
Marketing and sales	61	—	—	61	62	—	—	62

Development margin	$33	$—	$(1)	$32	$24	$—	$7	$31

Development margin percentage[1]	22.7%			22.2%	19.2%			22.8%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	36 Weeks Ended
	September 6, 2013	September 7, 2012
Contract sales	$437	$419

Revenue recognition adjustments:
Reportability [1]	2	(29)
Sales Reserve [2]	(21)	(22)
Other [3]	(11)	(9)

Sale of vacation ownership products	$407	$359

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 6, 2013 **	As Reported 36 Weeks Ended September 7, 2012	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 7, 2012 **
Sale of vacation ownership products	$407	$—	$(2)	$405	$359	$—	$29	$388
Less:
Cost of vacation ownership products	137	—	(1)	136	121	—	11	132
Marketing and sales	187	—	—	187	183	(1)	2	184

Development margin	$83	$—	$(1)	$82	$55	$1	$16	$72

Development margin percentage[1]	20.4%			20.2%	15.3%			18.4%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

12 Weeks and 36 Weeks Ended September 6, 2013 and September 7, 2012

($ in millions)

	As Reported 12 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended September 6, 2013 **	As Reported 12 Weeks Ended September 7, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended September 7, 2012 **
Net income	$25	$3	$(1)	$27	$5	$2	$1	$8
Interest expense[1]	2	—	—	2	5	—	—	5
Tax provision	15	1	—	16	11	1	1	13
Depreciation and amortization	5	—	—	5	7	—	—	7

EBITDA **	$47	$4	$(1)	$50	$28	$3	$2	$33

	As Reported 36 Weeks Ended September 6, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 36 Weeks Ended September 6, 2013 **	As Reported 36 Weeks Ended September 7, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 36 Weeks Ended September 7, 2012 **
Net income	$74	$7	$(8)	$73	$18	$6	$5	$29
Interest expense[1]	9	—	—	9	12	—	—	12
Tax provision	40	2	(3)	39	23	4	1	28
Depreciation and amortization	16	—	—	16	21	—	—	21

EBITDA **	$139	$9	$(11)	$137	$74	$10	$6	$90

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

NOTE: We now report consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as reported in these schedules is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted reported in prior releases. In addition, we have restated 2012 Net income and Tax provision to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

($ in millions)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Net income	$80	$86
Adjustments to reconcile Net income to Adjusted net income
Organizational and separation related, litigation, and other charges[1]	15	15
Europe rescission adjustment[2]	(12)	(12)
Provision for income taxes on adjustments to net income	(2)	(2)

Adjusted net income**	$81	$87

Earnings per share - Diluted[3]	$2.19	$2.35
Adjusted earnings per share - Diluted**,3	$2.21	$2.37
Diluted shares[3]	36.7	36.7

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]

Organizational and separation related, litigation, and other charges adjustment includes $13 million for organizational and separation related efforts, $2 million for severance costs in our Europe segment, and $1 million for an impairment charge related to a leased golf course in our Europe segment, partially offset by a $1 million reversal of a previously recorded legal settlement related to a former Luxury segment project in our North America segment.

[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.
[3]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook does not reflect the impact of share repurchase activity.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED EBITDA OUTLOOK

($ in millions)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Adjusted net income **	$81	$87
Interest expense[1]	12	12
Tax provision	50	54
Depreciation and amortization	22	22

Adjusted EBITDA**	$165	$175

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED DEVELOPMENT MARGIN OUTLOOK

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Development margin[1]	19.0%	20.0%
Adjustments to reconcile Development margin to Adjusted development margin
Other charges[2]	0.4%	0.4%
Revenue recognition reportability	(0.3%)	(0.3%)
Europe rescission adjustment[3]	(1.1%)	(1.1%)

Adjusted development margin**, 1	18.0%	19.0%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin represents Development margin dollars divided by Sale of vacation ownership products revenues. Development margin is calculated using whole dollars.
[2]	Other charges adjustment includes $2 million for severance costs in our Europe segment under the “Marketing and sales” caption.
[3]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED FREE CASH FLOW OUTLOOK

($ in millions)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Adjusted net income **	$81	$87
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	70	72
Deferred income taxes / income taxes payable	25	30
Net changes in assets and liabilities:
Notes receivable originations	(255)	(260)
Notes receivable collections	300	305
Inventory	15	25
Liability for Marriott Rewards customer loyalty program	(50)	(48)
Organizational and separation related, litigation, and other charges	(35)	(33)
Other working capital changes	13	1

Net cash provided by operating activities	164	179
Capital expenditures for property and equipment
Organizational and separation related capital expenditures	(10)	(7)
Other	(15)	(13)
Increase in restricted cash	(10)	(5)

Free cash flow**	129	154

Borrowings from securitization transactions	361	361
Repayment of debt related to securitizations	(365)	(370)

Subtotal	(4)	(9)

Adjusted free cash flow**	125	145
Add:
Organizational and separation related, litigation and other charges	45	40

Adjusted free cash flow, as adjusted**	$170	$185

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, gain / loss on disposals, and share-based compensation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

($ in millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments	Normalized
Adjusted net income **	$81	$87	$84	$—	$84
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	70	72	71	—	71
Deferred income taxes / income taxes payable	25	30	28	(18)[2]	10
Net changes in assets and liabilities:
Notes receivable originations	(255)	(260)	(258)	(17)[3]	(275)
Notes receivable collections	300	305	303	(18)[3]	285
Inventory	15	25	20	(20)[4]	—
Liability for Marriott Rewards customer loyalty program	(50)	(48)	(49)	49 [5]	—
Organizational and separation related, litigation, and other charges	(35)	(33)	(34)	34 [6]	—
Other working capital changes	13	1	7	(7)[7]	—

Net cash provided by operating activities	164	179	172	3	175
Capital expenditures for property and equipment
Organizational and separation related capital expenditures	(10)	(7)	(9)	9 [6]	—
Other	(15)	(13)	(14)	—	(14)
Increase in restricted cash	(10)	(5)	(8)	—	(8)

Free cash flow**	129	154	141	12	153

Borrowings from securitization transactions	361	361	361	(10)[8]	351
Repayment of debt related to securitizations	(365)	(370)	(368)	—	(368)

Subtotal	(4)	(9)	(7)	(10)	(17)

Adjusted free cash flow**	125	145	134	2	136
Add:
Organizational and separation related, litigation and other charges	45	40	43	(43)	—

Adjusted free cash flow, as adjusted**	$170	$185	$177	$(41)	$136

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, gain / loss on disposals, and share-based compensation.
[2]	Represents cash taxes slightly lower than tax provision.
[3]	Represents originations and collections associated with a 45% financing propensity rate.
[4]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[5]	Represents payment for Marriott Rewards Points issued prior to the Spin-off. Liability to be fully paid in 2016.
[6]	Represents costs associated with organizational and separation related efforts (efforts projected to be completed in 2014) as well as litigation cash settlements paid in 2013.
[7]	Represents normalized working capital activity.
[8]	Represents elimination of additional 2013 securitization volume.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the press release schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain charges incurred in the 12 weeks and 36 weeks ended September 6, 2013 and September 7, 2012, and exclude adjustments related to the extension of rescission periods in our Europe segment (“Europe Rescission Adjustments”), because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of certain charges and Europe Rescission Adjustments. These non-GAAP financial measures also facilitate our comparison of results from our on-going operations before certain charges and Europe Rescission Adjustments with results from other vacation ownership companies.

Certain Charges—12 weeks and 36 weeks ended September 6, 2013. In our Statement of Operations for the 12 weeks ended September 6, 2013, we recorded $4 million of pre-tax charges, which included $4 million of organizational and separation related costs recorded under the “Organizational and separation related” caption. In our Statement of Operations for the 36 weeks ended September 6, 2013, we recorded $9 million of pre-tax charges, which included a $7 million increase in our accrual for remaining costs we expect to incur in connection with our interest in an equity method investment in a former Luxury segment joint venture project in our North America segment, $7 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $2 million of severance costs in our Europe segment recorded under the “Marketing and sales” caption, and a $1 million pre-tax non-cash impairment charge related to a leased golf course at a project in our Europe segment recorded under the “Impairment” caption, partially offset by a $7 million gain for cash received in payment of fully reserved receivables in connection with an equity method investment in a former Luxury segment joint venture project in our North America segment and a $1 million reversal of a previously recorded legal settlement related to a former Luxury segment project in our North America segment, based upon an agreement to settle the matter for an amount less than our accrual, recorded under the “Litigation settlement” caption.

Certain Charges—12 weeks and 36 weeks ended September 7, 2012. In our Statement of Operations for the 12 weeks ended September 7, 2012, we recorded $3 million of pre-tax charges, which included $3 million of organizational and separation related costs recorded under the “Organizational and separation related” caption. In our Statement of Operations for the 36 weeks ended September 7, 2012, we recorded $10 million of pre-tax charges, which included $9 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $2 million for a legal settlement in our North America segment related to a former Luxury segment project recorded under the “Litigation settlement” caption, and $1 million of severance in our North America segment recorded under the “Marketing and sales” caption, partially offset by the reversal of $2 million of a previously recorded impairment charge recorded in our North America segment under the “Impairment reversals on equity investment” caption related to an equity investment in a former Luxury segment vacation ownership joint venture project because the actual costs incurred to suspend our marketing and sales operations at the project were lower than previously estimated.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income (continued)

Europe Rescission Adjustments. In the second quarter of 2013, during the course of an internal review of certain sales documentation processes related to the sale of certain vacation ownership interests in properties associated with our Europe segment, we determined that the documentation we provided for certain sales of vacation ownership products was not strictly compliant. As a result, in accordance with applicable European regulation, the period of time during which purchasers of such interests may rescind their purchases was extended. We record revenues from the sale of vacation ownership products once the rescission period has ended. Originally, we recorded revenues from these sales of vacation ownership products based on the rescission periods in effect assuming compliant documentation had been provided to the purchasers, rather than the extended periods. As a result, we recognized revenue in incorrect periods between fiscal years 2010 and 2013 and misstated revenues in our previously filed consolidated financial statements. We provided compliant documentation to purchasers for whom the extended rescission period had not yet expired. As compliant documentation was subsequently provided as part of the corrective actions we took, the extended rescission period for most of the purchases at issue ended during the second quarter of 2013. To better reflect our on-going core operations and allow for period-over-period comparisons, we have excluded the impact associated with the extended rescission periods in our adjusted financial measures for each period presented.

12 weeks and 36 weeks ended September 6, 2013. In our Statement of Operations for the 12 weeks ended September 6, 2013, we recorded after-tax Europe Rescission Adjustments of $1 million, which included a $2 million pre-tax increase in Sale of vacation ownership products revenues and a $1 million pre-tax increase in Cost of vacation ownership products expense associated with the change in revenues from the Sale of vacation ownership products. In our Statement of Operations for the 36 weeks ended September 6, 2013, we recorded after-tax Europe Rescission Adjustments of $8 million, which included a $20 million pre-tax increase in Sale of vacation ownership products revenues, pre-tax increases of $7 million and $2 million in Cost of vacation ownership products expense and Marketing and sales expense, respectively, associated with the change in revenues from the Sale of vacation ownership products, and a $3 million increase in the Provision for income taxes associated with the change in Income before income taxes.

12 weeks and 36 weeks ended September 7, 2012. In our Statement of Operations for the 12 weeks ended September 7, 2012, we recorded after-tax Europe Rescission Adjustments of $1 million, which included a $3 million pre-tax decrease in Sale of vacation ownership products revenues, a $1 million pre-tax decrease in Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and a $1 million decrease in the Provision for income taxes associated with the change in Income before income taxes. In our Statement of Operations for the 36 weeks ended September 7, 2012, we recorded after-tax Europe Rescission Adjustments of $5 million, which included a $9 million pre-tax decrease in Sale of vacation ownership products revenues, pre-tax decreases of $2 million and $1 million in Cost of vacation ownership products expense and Marketing and sales expense, respectively, associated with the change in revenues from the Sale of vacation ownership products, and a $1 million decrease in the Provision for income taxes associated with the change in Income before income taxes.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain charges and Europe Rescission Adjustments as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability, certain charges and Europe Rescission Adjustments to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For the purposes of our EBITDA calculation (which previously adjusted for consumer financing interest expense), we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. We now report consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as reported in these schedules is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted reported in prior releases.

We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use it, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, which reflects additional adjustments for certain charges and Europe Rescission Adjustments for the 12 weeks and 36 weeks ended September 6, 2013 and September 7, 2012, as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of certain charges and Europe Rescission Adjustments. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of certain charges and Europe Rescission Adjustments with results from other vacation ownership companies.

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and changes in restricted cash. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

	(Unaudited)	December 28,
	September 6, 2013	2012
ASSETS
Cash and cash equivalents	$288	$103
Restricted cash (including $41 and $31 from VIEs, respectively)	65	68
Accounts and contracts receivable (including $5 and $5 from VIEs, respectively)	117	100
Vacation ownership notes receivable (including $784 and $727 from VIEs, respectively)	978	1,056
Inventory	859	888
Property and equipment	250	261
Other	103	137

Total Assets	$2,660	$2,613

LIABILITIES AND EQUITY
Accounts payable	$94	$113
Advance deposits	44	64
Accrued liabilities (including $2 and $1 from VIEs, respectively)	149	181
Deferred revenue	19	32
Payroll and benefits liability	80	82
Liability for Marriott Rewards customer loyalty program	126	159
Deferred compensation liability	37	45
Mandatorily redeemable preferred stock of consolidated subsidiary	40	40
Debt (including $747 and $674 from VIEs, respectively)	751	678
Other	36	38
Deferred taxes	66	42

Total Liabilities	1,442	1,474

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 35,394,854 and 35,026,533 shares issued and outstanding, respectively	—	—
Additional paid-in capital	1,122	1,116
Accumulated other comprehensive income	20	21
Retained earnings	76	2

Total Equity	1,218	1,139

Total Liabilities and Equity	$2,660	$2,613

The abbreviation VIEs above means Variable Interest Entities.

NOTE: We have restated 2012 Inventory, Other assets, Advance deposits, Deferred taxes and Retained earnings to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	36 weeks ended
	September 6, 2013	September 7, 2012
OPERATING ACTIVITIES
Net income	$74	$18
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16	21
Amortization of debt issuance costs	4	5
Provision for loan losses	26	29
Share-based compensation	8	8
Deferred income taxes	23	(23)
Impairment charges	1	—
Impairment reversals on equity investment	—	(2)
Gain on disposal of property and equipment, net	(1)	—
Net change in assets and liabilities:
Accounts and contracts receivable	(16)	(15)
Notes receivable originations	(166)	(164)
Notes receivable collections	217	217
Inventory	33	61
Other assets	33	44
Accounts payable, advance deposits and accrued liabilities	(74)	(35)
Liability for Marriott Rewards customer loyalty program	(33)	(46)
Deferred revenue	(13)	20
Payroll and benefit liabilities	(2)	17
Deferred compensation liability	(8)	(2)
Other liabilities	1	4
Other, net	—	1

Net cash provided by operating activities	123	158

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(11)	(11)
Decrease in restricted cash	4	9
Dispositions	3	3

Net cash (used in) provided by investing activities	(4)	1

FINANCING ACTIVITIES
Borrowings from securitization transactions	361	238
Repayment of debt related to securitization transactions	(288)	(295)
Borrowings on Revolving Corporate Credit Facility	25	15
Repayment of Revolving Corporate Credit Facility	(25)	(15)
Debt issuance costs	(5)	—
Proceeds from stock option exercises	2	4
Payment of withholding taxes on vesting of restricted stock units	(4)	(3)

Net cash provided by (used in) financing activities	66	(56)

Effect of changes in exchange rates on cash and cash equivalents	—	(1)
INCREASE IN CASH AND CASH EQUIVALENTS	185	102
CASH AND CASH EQUIVALENTS, beginning of period	103	110

CASH AND CASH EQUIVALENTS, end of period	$288	$212

NOTE: We have restated 2012 Net income and reclassified certain items within Operating Activities to correct prior period misstatements.